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[LOGO OF JOHN HANCOCK]          Consent to Life Insurance
                                John Hancock Life Insurance Company of New York (hereinafter referred to as The Company)

Service Office:
COLI Unit
197 Clarendon Street
Boston, Massachusetts 02117     . This form is part of the Master COLI
Policy No. (for Internal          Application for Life Insurance.
Use Only)                       . Print and use black ink. Any changes must be
                                  initialed by the Proposed Life Insured.

Consent
   First     Middle  Last
1. I, JOHN     M.     DOE  (Full name of Proposed Life Insured), consent to
   First     Middle  Last
   ABC COMPANY             (The Owner), purchasing life insurance on my life.

                               Street No. & Name, Apt No., City, State, Zip code
2. a) Date of  mmm  dd  yyyy   d) Workplace
      Birth    MAR  20  1971      Address    416 CENTER STREET
   b) Sex  [X]  M  [ ]  F                    ANYTOWN AS 12346
   c) Social Security          e) Occupation
               1 2 3 4 5 6 7 8 9                    ACCOUNTANT

   f) Are you actively at full time work and performing all the duties of your usual employment at least 30 hours per week, 5 days a week at
      your regular place of employment?                          [X] Yes [ ] No

   g) During the last three months, have you been absent from work due to
      illness or injury for more than 5 consecutive work days?   [ ] Yes [X] No
      If Yes, give details
               _________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

   h) During the last twelve months, have you smoked any        [ ] Yes   [X] No
      cigarettes?                    If Yes, how many cigarettes per day _______

3. a) Beneficiary                  First             Middle                 Last
      (if other than the Owner)  _______________________________________________

   b) Relationship to
      Proposed Life Insured(s)   _______________________________________________

Signature

I declare that the above statements and answers are complete and true to the best of my knowledge and belief. I understand that this consent for insurance on my life shall form part of the Master COLI Application for Life Insurance.

Signed at  City        State       This      Day of                     Year

__________________________________ _______   _________________________  ________
Signature of Proposed Life Insured

x
__________________________________________

(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
CP3112NY (05/2006)